Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to Section 906 of Sarbanes Oxley Act of 2002

In Connection with the Quarterly Report of Berry Petroleum Company (the "Company") on Form 10-Q for the period ending March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert F. Heinemann, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert F. Heinemann
Robert F. Heinemann
April 30, 2009	President, Chief Executive Officer and Director